Exhibit 1A-11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A of our report dated April 29, 2024, with respect to the audited financial statements of Park View OZ REIT, Inc as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022.

We also consent to the reference to us under the heading “Experts” in such Regulation A Offering Circular.

 /s/Novogradac & Company LLP

Novogradac & Company LLP

Plantation, Florida

May 20, 2024